Exhibit 15.1

FANGDA PARTNERS

上海 Shanghai·北京 Beijing·深圳 Shenzhen·广州 Guangzhou·香港 Hong Kong

http://www.fangdalaw.com

中国北京市朝阳区光华路1号 北京嘉里中心北楼27层 邮政编码：100020	电子邮件E-mail: 电 话Tel.: 传 真Fax:	email@fangdalaw.com 86-10-5769-5600 86-10-5769-5788

27/F, North Tower, Beijing Kerry Centre
1 Guanghua Road, Chaoyang District
Beijing 100020, PRC

April 27, 2018

Jianpu Technology Inc.

21/F Internet Finance Center

Danling Street, Beijing

People’s Republic of China

Dear Sirs,

We consent to the references to our firm under “Item 3. Key Information—D. Risk Factors—Risks Related to our Corporate Structure—If the PRC government deems that our contractual arrangements with our variable interest entity do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations”, “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law”, and “Item 4. Information on the Company—C. Organizational Structure—Agreement that allows us to receive economic benefits from RDD”, in Jianpu Technology Inc.’s Annual Report on Form 20-F for the year ended December 31, 2017 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Fangda Partners

Fangda Partners